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                                                                  Exhibit (d)(1)

                                  ITXC CORP.
                           1998 STOCK INCENTIVE PLAN
                       (as amended through May 3, 2000)

               1.     Introduction.
                      ------------

                      This Plan was approved by the Board of Directors of the Company on February 17, 1998 and by the shareholders of the Company by unanimous written consent dated April 2, 1998.

               2.     Purpose.
                      -------

                      The purpose of this Plan is to strengthen the Company by providing an incentive to its officers, employees, Consultants and directors and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to officers, employees, Consultants and directors of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units and Performance Shares (as each term is hereinafter defined).

               3.     Definitions.
                      -----------

                      For purposes of the Plan, the following terms shall have the following meanings:

                      "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

                      "Authority" means either the Compensation Committee or the CEO Committee, depending upon the context in which such term is used. With respect to Awards and Options awarded or to be awarded to Selected Persons, the term "Authority" refers to the Compensation Committee. With respect to Awards and Options awarded or to be awarded to Non-Selected Persons, the term "Authority" refers to the CEO Committee.

                      "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award or any or all of them.

                      "Board" means the Board of Directors of the Company.

                      "Cause" shall mean (i) a failure by an Eligible Individual to perform his or her material employment responsibilities in accordance with instructions given to such Eligible Individual by one or more persons to whom such Eligible Individual reports, which failure is not cured within 20 days after such Eligible Individual receives written or electronic notice thereof, or
(ii) an Eligible Individual's conviction in connection with a felony or a misdemeanor, but with respect to a misdemeanor, only if such conviction directly and substantially calls into question such Eligible Individual's integrity or ability to perform his or her employment responsibilities after such conviction.

                      "CEO Committee" shall mean a committee of the Board consisting solely of the Company's Chief Executive Officer; provided, however, if the Company's Chief Executive Officer is not a

                                     D(1)1
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member of the Board or if the Board determines at any time that it does not desire to have the Plan administered by any committee other than the Compensation Committee, all references to the CEO Committee hereunder shall be deemed to be references to the Compensation Committee.

                      "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                      "Change in Control" shall mean the occurrence of one or more of the following events:

               (i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate, or (iii) an approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or
               (iv) (A) a purchase by any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity of any voting securities of the Company (the "Voting Securities") (or securities convertible into Voting Securities) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, unless, prior to the making of such purchase of Voting Securities (or securities convertible into Voting Securities), the Board shall determine that the making of such purchase shall not constitute a Change in Control, or (B) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of Voting Securities representing fifty-one (51%) percent or more of the combined voting power of the Company's then outstanding Voting Securities ordinarily (and apart from any rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control, or (v) at any time during any period of two consecutive years, a situation in which individuals who at the beginning of such period constituted the entire Board shall have ceased for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director during such two-year period is approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such two-year period.

                      "Code" means the Internal Revenue Code of 1986, as amended.

                      "Company" means ITXC Corp., a Delaware corporation.

                      "Compensation Committee" means the full Board or a committee appointed by the Board to perform the functions assigned to the Compensation Committee hereunder.

                                     D(1)2
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                      "Consultant" shall mean any person who performs consulting services for, or who serves as an advisor to, any member of the Group.

                      "Disability" means a physical or mental infirmity which impairs an Optionee's ability to perform substantially his or her duties for ninety (90) days in any 360 consecutive day period.

                      "Division" means any of the operating units or divisions of the Company or any Subsidiary designated as a Division by the Compensation Committee.

                      "Effective Date" shall mean the first date, if any, on which the Securities and Exchange Commission declares effective a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                      "Eligible Individual" means any officer, employee, Consultant or director of any member of the Group, but only if such officer, employee, Consultant or director is designated by the Compensation Committee (with respect to Selected Persons) or the CEO Committee (with respect to Non-Selected Persons) as a recipient of Options or Awards subject to the conditions set forth herein.

                      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                      "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not so listed or admitted to trading, the closing sales price of a Share on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or if such closing price is not available, the arithmetic mean of the per share closing bid price and per share closing asked price of the Shares on such date as quoted on NASDAQ or such other market in which such prices are regularly quoted, or, if there have been no such published bid or asked quotations with respect to the Shares on such date, or if the Shares are not publicly traded, the Fair Market Value shall be the value established by the Compensation Committee (with respect to Selected Persons) or the CEO Committee (with respect to Non-Selected Persons) in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

                      "Grantee" means a person to whom an Award has been granted under the Plan.

                      "Group" means the Company (including any Division of the Company), each Parent of the Company and each Subsidiary of the Company (including any Division of any such Subsidiary).

                      "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Compensation Committee (with respect to Selected Persons) or the CEO Committee (with respect to Non-Selected Persons) as an Incentive Stock Option.

                      "Incentives" shall mean Awards or Options granted or to be granted pursuant to the Plan.

                      "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

                      "Non-Selected Person" means any part-time or full-time employee or officer of any member of the Group other than any such employee or officer who is a Selected Person.

                                     D(1)3
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                      "Option" means an option granted pursuant to Section 5
hereof.

                      "Optionee" means a person to whom an Option has been granted under the Plan.

                      "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

                      "Performance Awards" means Performance Units, Performance Shares or either or both of them.

                      "Performance Cycle" means the time period specified by the Compensation Committee (with respect to Selected Persons) or the CEO Committee (with respect to Non-Selected Persons), at the time a Performance Award is granted, during which the performance of the Company, a Subsidiary or a Division will be measured.

                      "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 9.3 hereof.

                      "Performance Unit" means Performance Units granted to an Eligible Individual under Section 9.2 hereof.

                      "Restricted Stock" means Shares issued or transferred to an Eligible Individual pursuant to Section 8 hereof.

                      "Plan" means this ITXC Corp. 1998 Stock Incentive Plan, as amended and restated.

                      "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                      "Share" means a share of the common stock, par value $0.001 per share, of the Company.

                      "Selected Person" means (i) any director of the Company,
(ii) any Ten-Percent Stockholder, (iii) after the Effective Date, any person who is identified by the Company as an executive officer of the Company or who is advised by the Company's counsel that he or she is subject to the restrictions imposed under Section 16 of the Exchange Act, (iv) any Consultant and (v) any other person designated from time to time by the Compensation Committee as a "Selected Person" for purposes of the Plan.

                      "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

                      "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

                      "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

                      "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock

                                     D(1)4
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 possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

               4.     Administration.
                      --------------

                      4.1    Administrative Body.
                             -------------------

                             4.1.1 CEO Committee.  The CEO  Committee  shall
                                   -------------
have authority to administer the Plan to the express extent provided for in the Plan.

                             4.1.2  Compensation Committee.  Except to the
                                    -----------------------
extent that the Plan expressly provides for the CEO Committee to administer the Plan, the Plan shall be administered by the Compensation Committee. All questions of interpretation as to whether the CEO Committee or the Compensation Committee shall have the authority to take any action with respect to a particular Eligible Individual shall be resolved by the Compensation Committee, whose determination shall be final and conclusive.

                      4.2    Authority.  The Compensation Committee shall serve
                             ---------
as the Authority with respect to Selected Persons. The CEO Committee shall serve as the Authority with respect to Non-Selected Persons. Subject to applicable law and the terms of the Plan, the Authority shall have plenary authority to:

                             (A)    determine those Eligible Individuals to whom
Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Individual and to prescribe the terms and conditions of each Option, including the purchase price per Share subject to each Option, and make any related amendment or modification to any Agreement consistent with the terms of the Plan; and

                             (B)    select those Eligible Individuals to whom
Awards shall be granted under the Plan and to determine the number of Stock Appreciation Rights, Performance Units, Performance Shares, and/or Shares of Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including, if applicable, the restrictions or performance criteria relating to such Units or Shares, the maximum value of each Performance Unit and Performance Share, and make any related amendment or modification to any Agreement consistent with the terms of the Plan;

                             (C)    determine the duration and purposes for
leaves of absence which may be granted to an Eligible Individual on an individual basis without constituting a termination of employment or service for purposes of the Plan; and

                             (D)    subject to Section 6.2 hereof, accelerate
the date on which previously granted Incentives may be exercised.

The terms, conditions and restrictions of Incentives may vary from Eligible Individual to Eligible Individual and from Incentive to Incentive. Acceleration of Incentives may be to any date, including the date on which an Incentive is granted.

                      4.3    Role of the Compensation Committee.  Subject to
                             ----------------------------------
applicable law and the terms of the Plan, the Compensation Committee shall have plenary authority, with respect to Incentives granted to all Eligible Individuals, to (a) prescribe the form of agreements awarding and governing all Incentives, (b) interpret the Plan, (c) establish any rules or regulations determined by the Compensation Committee to be necessary for the proper administration of the Plan; (d) provide for the limited transferability of Options to certain family

                                     D(1)5
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members, family trusts or family partnerships of Optionees; (e) make all other determinations necessary for the proper administration of the Plan (other than determinations with respect to Non-Selected Persons delegated to the CEO Committee as the Authority for Incentives granted and to be granted to Non-Selected Persons), including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and comply with applicable law; and (f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The Compensation Committee's decisions on matters pertaining to the Plan shall be final and conclusive on the Group, all Eligible Individuals and their respective successors, assigns, transferees, heirs and representatives.

                      4.4    Limitations on the Role of the CEO Committee;
                             --------------------------------------------
Scope. From time to time, the Compensation Committee shall deliver to the CEO
-----
Committee a memorandum setting forth the maximum number of Shares for which the CEO Committee may grant Incentives during a specified period of time and setting forth the guidelines under which the CEO Committee may grant such Incentives during such period. Such memorandum may be amended by the Compensation Committee at any time. Without the prior approval of the Compensation Committee, the CEO Committee shall not grant Incentives in any such period in excess of the applicable maximum Share limit established by the Compensation Committee and shall not grant Incentives that do not satisfy the applicable guidelines established by the Compensation Committee. Subject to the limitations of the CEO Committee's authority hereunder, the CEO Committee's decisions on matters pertaining to the Plan shall be final and conclusive on the Group, all Non-Selected Persons and their respective successors, assigns, transferees, heirs and representatives.

                      4.5    Procedures.  The Compensation Committee,  and the
                             ----------
CEO Committee (collectively, the "Committees") shall hold meetings at such times as may be necessary for the proper administration of the Plan. Each of the Committees shall keep minutes of its meetings. A quorum of the Compensation Committee shall consist of a majority of the members of such Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of the members of the Compensation Committee or by the sole member of the CEO Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of any of the Committees shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of each of the Committees for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing, or denying authorization to, any transaction hereunder.

               5.     Stock Subject to the Plan.
                      -------------------------

                      5.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 3,850,000, plus an annual increase to be added on January 1 of each year beginning in the year 2000 equal to the least of (i) 1,000,000 Shares, (ii) 3% of the outstanding Shares (on a non- diluted basis) on such date or (iii) an amount specified by the Board of Directors. Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11 hereof. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.


                                     D(1)6
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                      5.2    Whenever any outstanding Option or Award or portion
thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire
Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

                      5.3 In any calendar year, the number of Shares covered by Options and Awards granted to any one participant in the Plan shall not exceed 500,000 Shares.

               6.     Option Grants for Eligible Individuals.
                      --------------------------------------

                      6.1    Power of the Authority.  Subject to the provisions
                             ----------------------
of the Plan and to Section 4 hereof, each Authority shall have full and final power to select those Eligible Individuals who will receive Options, the terms and conditions of which shall be set forth in an Agreement; provided, however,
                                                            --------  -------
that no person shall receive any Incentive Stock Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

                      6.2    Purchase Price.  The purchase price or the manner
                             --------------
in which the purchase price is to be determined for Shares under each Option shall be determined by the applicable Authority and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock
--------  -------
Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (or 110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). Notwithstanding any provision herein to the contrary, with respect to any Option granted on or after the Effective Date at an exercise price that is expressly designated by the applicable Authority at the time of grant as an exercise price of less than 100% of the Fair Market Value of a Share on such date, such Option shall not vest sooner than three years from the date of grant (and shall not have its vesting accelerated to a date that is less than three years from the date of grant) unless such vesting (or acceleration) arises as a result of (a) the Optionee's satisfying performance criteria established by the applicable Authority, (b) the termination of the Optionee's employment by a member of the Group without Cause or due to the Optionee's death or Disability or (c) provisions to be made in connection with a Change in Control.

                      6.3    Maximum Duration.  Options granted hereunder shall
                             ----------------
be for such term as the applicable Authority shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (or five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The applicable Authority may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                      6.4    Vesting.  Subject to Sections 6.2, 6.7 and 10
                             -------
hereof, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the applicable Authority and set forth in the Agreement. Unless the applicable Authority provides otherwise, Options shall vest in three equal installments on the first, second and third anniversaries of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Subject to Section 6.2 hereof, the applicable Authority may accelerate the exercisability of any Option or portion thereof at any time.

                      6.5    Method of Exercise.  The exercise of an Option
                             ------------------
shall be made only by an "Exercise Notice" (as hereinafter defined) delivered in person or by "Mail" (as hereinafter defined) to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and

                                     D(1)7
accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (I) cash or (II) transferring Shares to the Company upon such terms and conditions as determined by the applicable Authority or (iii) a combination of cash and such transfer of Shares. Notwithstanding the foregoing, the applicable Authority shall have discretion to determine, at the time of grant of each Option or at any later date (up to and including the date of exercise), the form of payment acceptable in respect of the exercise of such Option. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the applicable Authority, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares. For purposes of this Section 6.5 and Section 7.4, the term "Exercise Notice" shall mean written notice, electronic notice or such other notice as shall be authorized from time to time by the applicable Authority and "Mail" shall mean regular mail or, if electronic notice is used, an e-mail message, entitled "Exercise Notice".

                      6.6    Rights of  Optionees.  No Optionee shall be deemed
                             --------------------
for any purpose to be the owner of any Shares subject to any Option unless and until (I) the Option shall have been exercised pursuant to the terms thereof,
(II) the Company shall have issued and delivered a certificate representing the Shares to the Optionee and (III) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

                      6.7    Effect of Change in Control.  Notwithstanding
                             ---------------------------
anything contained in the Plan or an Agreement to the contrary, all Options outstanding on the date of a Change in Control shall become immediately and fully exercisable upon termination of the Optionee's employment or service within twelve (12) months following such Change in Control if such termination is by a member of the Group or any successor thereto without Cause or by the Optionee in connection with a material adverse change in the Optionee's responsibilities or duties. In addition, to the extent set forth in an Agreement evidencing the grant of an Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such termination, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value, on the date preceding the date of surrender, of the Shares or other securities subject to the Option or portion thereof surrendered over (y) the aggregate purchase price for such Shares or other securities under the Option or portion thereof surrendered. In the event an Optionee's employment or service with the Company is terminated as described above following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service (including by way of acceleration) shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

                      6.8    Modification or Substitution.   The applicable
                             ----------------------------
Authority may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them, provided that as so modified such Options are consistent with the terms of the Plan. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

                      6.9    Non-transferability.  No Option granted hereunder
                             -------------------
shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution unless specifically

                                     D(1)8
authorized by the Compensation Committee pursuant to Section 4.3(d) hereof, and unless transferred in a manner permitted by the Compensation Committee an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                      6.10   Conversion Rights.  The Compensation Committee may,
                             -----------------
at any time, and from time to time, convert all or any of the Options into Stock Appreciation Rights or Performance Units. If Options are converted into Stock Appreciation Rights, the purchase price per Share of the Option shall be deemed to be the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. If Options are converted into Performance Units, the Compensation Committee may, in its discretion, denominate the Unit in the number of Shares subject to the Option or some lesser number which reflects the appreciation in the Shares over the Option purchase price per Share. The term of each Stock Appreciation Right or Performance Unit shall be equal to the remaining term of the Options which had been awarded, subject to the right of the applicable Authority to accelerate the exercisability of any Stock Appreciation Right or Performance Unit in accordance with the terms of the Plan.

               7. Stock Appreciation Rights. The applicable Authority may, in
                  -------------------------
its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan; the terms and conditions of such Stock Appreciation Rights shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the applicable Authority may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

                      7.1    Time of Grant.  A Stock Appreciation Right may be
                             -------------
granted (I) at any time if unrelated to an Option, or (II) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

                      7.2    Stock Appreciation Right Related to an Option.
                             ---------------------------------------------

                             (A)    Exercise.  A Stock Appreciation Right
                                    --------
granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                             (B)    Amount Payable.  Upon the exercise of a
                                    --------------
Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the applicable Authority may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                             (C)    Exercise.  Upon the exercise of a Stock
                                    --------
Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 6.7 hereof, the Stock Appreciation


                                     D(1)9

Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

                      7.3    Stock Appreciation Right Unrelated to an Option.
                             -----------------------------------------------
The applicable Authority may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the applicable Authority shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date such Stock Appreciation Right was granted, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the applicable Authority may limit in any manner the amount payable with respect to any such Stock Appreciation Right by including such a limit in the Agreement evidencing such Stock Appreciation Right at the time it is granted.

                      7.4    Method of Exercise.  Stock Appreciation Rights
                             ------------------
shall be exercised by a Grantee only by an Exercise Notice delivered in person or by Mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the applicable Authority, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

                      7.5    Form of Payment.  Payment of the amount determined
                             ---------------
under Sections 7.2(B) or 7.3 may be made, in the discretion of the applicable Authority, solely in whole Shares in a number determined as their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the applicable Authority decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

                      7.6    Modification or Substitution.  Subject to the terms
                             ----------------------------
of the Plan, the Committee may modify outstanding Awards of Stock Appreciation Rights or accept the surrender of outstanding Awards of Stock Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them, provided that as so modified such Stock Appreciation Rights are consistent with the terms of the Plan. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                      7.7    Effect of Change in Control.  Notwithstanding
                             ---------------------------
anything contained in this Plan to the contrary, all Stock Appreciation Rights shall become immediately and fully exercisable upon termination of the Grantee's employment or service within twelve (12) months following a Change in Control if such termination is by a member of the Group or any successor thereto without Cause or by the Grantee in connection with a material adverse change in the Grantee's responsibilities or duties. In the event a Grantee's employment or service with the Company is terminated as described above following a Change in Control, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee's employment or service (including by way of acceleration) shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Grantee's employment or service or the expiration of the stated term of the Stock Appreciation Right.

               8.     Restricted Stock.
                      ----------------

                                    D(1)10

                      8.1    Grant.  The Applicable Authority may grant to
                             -----
Eligible Individuals Awards of Restricted Stock, and may issue Shares of Restricted Stock in payment in respect of vested Performance Units (as hereinafter provided in Section 9.2 hereof), which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the applicable Authority may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8. Notwithstanding the foregoing, but subject to all provisions herein regarding a Change in Control, all Shares issuable pursuant to a Restricted Stock Award granted after the Effective Date shall be subject to at least one of the following conditions:

                             (A)    except as otherwise provided in Section
8.4(B) hereof, the Grantee shall be required to forfeit his or her Shares if the Grantee ceases to be employed by a member of the Group within three years after the date of grant other than by reason of the death or Disability of the Grantee or a termination without Cause by a member of the Group; or

                             (B)    the Grantee shall be required to forfeit the
Shares if the Grantee fails to satisfy performance criteria approved by the applicable Authority.

                      8.2    Rights of Grantee.  Shares of Restricted Stock
                             -----------------
granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the applicable Authority, an escrow agreement and any other documents which the applicable Authority may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the applicable Authority, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the applicable Authority, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the applicable Authority. Unless the applicable Authority determines otherwise and as set forth in the Agreement and as set forth in Section 8.6 hereof, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                      8.3    Non-transferability.  Until any restrictions upon
                             -------------------
the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8.4 hereof, such Shares shall not be sold, transferred or otherwise disposed of by, and shall not be pledged or otherwise hypothecated by, nor shall they be delivered to, the Grantee.

                      8.4    Lapse of Restrictions.
                             ---------------------

                             (A)    Generally.  Subject to Section 8.1 hereof,
                                    ---------
restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the applicable Authority may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

                             (B)    Effect of Change in Control.
                                    ---------------------------
Notwithstanding anything to the contrary contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, all restrictions

                                    D(1)11
upon any Shares of Restricted Stock (other than restrictions imposed by applicable law) shall lapse immediately and all such Shares shall become fully vested in the Grantee upon termination of the Grantee's employment or service within twelve (12) months following a Change in Control if such termination is by a member of the Group or any successor thereto without Cause or by the Grantee in connection with a material adverse change in the Optionee's responsibilities or duties.

                      8.5    Modification or Substitution.   Subject to the
                             ----------------------------
terms of the Plan, the applicable Authority may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them, provided that as so modified such Awards of Restricted Stock are consistent with the terms of the Plan. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

                      8.6    Treatment of  Dividends.  At the time the Award of
                             -----------------------
Shares of Restricted Stock is granted, the applicable Authority may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (I) deferred until the lapsing of the restrictions imposed upon such Shares and (II) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the applicable Authority shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the applicable Authority, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                      8.7    Delivery of Shares.   Upon the lapse of the
                             ------------------
restrictions on Shares of Restricted Stock, the Company shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

               9.     Performance Awards.
                      ------------------

                      9.1    Performance  Objectives.  Performance Awards may be
                             -----------------------
granted subject to the attainment of performance objectives or the passage of time. Performance objectives for Performance Awards may be expressed in terms of
(I) earnings per Share, (II) pre-tax profits, (III) net earnings or net worth,
(IV) return on equity or assets, (V) any combination of the foregoing, or (VI) any other standard or standards deemed appropriate by the applicable Authority at the time the Award is granted. Performance objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. Prior to the end of a Performance Cycle, the applicable Authority, in its discretion, may adjust the performance objectives to reflect a Change in the Capitalization, a change in the tax rate or book tax rate of the Company or any Subsidiary, or any other event which may materially affect the performance of the Company, a Subsidiary or a Division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a Division. In the event that a Performance Award is granted on or after the Effective Date and is subject to no conditions other than the passage of time, the minimum amount of time necessary to satisfy any such condition shall be three years, subject to acceleration in the event that employment is terminated by any member of the Group

                                    D(1)12
without Cause, by the Grantee as a result of the Grantee's death or Disability or under the circumstances described in Section 9.4 hereof.

                      9.2    Performance Units.  The applicable Authority,
                             -----------------
in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent the right to receive payment, as provided in Section 9.2(B) hereof, of
(I) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the applicable Authority, (II) in the case of dollar-denominated Performance Units, the specified dollar amount or (III) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of performance objective attainment; provided, however, that the applicable Authority may, at the time a Performance
--------  -------
Unit is granted, specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such objectives must be satisfied.

                             (A)    Vesting and Forfeiture.  A Grantee shall
                                    ----------------------
become vested with respect to the Performance Units to the extent that the performance objectives or other vesting criteria set forth in the Agreement are satisfied.

                             (B)    Payment of Awards.   Payment to Grantees in
                                    -----------------
respect of vested Performance Units shall be made within one hundred twenty
(120) days after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the applicable Authority, entirely in cash, or in such combination of Shares and cash as the applicable Authority, in its discretion, shall determine at any time prior to such payment; provided, however, that if the applicable Authority, in its
              --------  -------
discretion, determines to make such payment entirely or partially in Shares of Restricted Stock, the applicable Authority shall determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

                      9.3    Performance Shares.  The applicable Authority,
                             ------------------
in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. In addition to the terms and provisions specified in this Section 9.3, each Agreement shall contain such other restrictions, terms and conditions as the applicable Authority may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                             (A)    Rights of Grantee.  The applicable
                                    -----------------
Authority shall provide at the time an Award of Performance Shares is made, the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares
                                   --------  -------
shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the applicable Authority, an escrow agreement and any other documents which the applicable Authority may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in

                                    D(1)13
the discretion of the applicable Authority, an escrow agreement and any other documents which the applicable Authority may require within the time period prescribed by the applicable Authority at the time the Award is granted, the Award shall be null and void. At the discretion of the applicable Authority, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the applicable Authority. Unless the applicable Authority determines otherwise, subject to Section 9.3(D) hereof, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the applicable Authority, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                             (B)    Non-transferability.   Until any
                                    -------------------
restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 9.3(C) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The applicable Authority may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                             (C)    Lapse of Restrictions.  Subject to
                                    ---------------------
Section 9.4, restrictions upon Performance Shares (other than restrictions imposed by applicable law) awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the applicable Authority may, in its discretion, determine at the time an Award is granted.

                             (D)    Treatment of Dividends.  At the time the
                                    ----------------------
Award of Performance Shares is granted, the applicable Authority may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (I) deferred until the lapsing of the restrictions imposed upon such Performance Shares and
(II) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the applicable Authority shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the applicable Authority, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                             (E)    Delivery of Shares.  Upon the lapse of the
                                    ------------------
restrictions on Performance Shares awarded hereunder, the Company shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

                      9.4    Effect of Change in Control.  Notwithstanding
                             ---------------------------
anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control:

                             (A)    With respect to the Performance Units, the
Grantee may (I) become vested in a percentage of Performance Units as determined by the applicable Authority at the time of the Award of such Performance Units and as set forth in the Agreement and (II) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within thirty (30)


                                    D(1)14
days after such Change in Control in an amount as determined by the applicable Authority at the time of the Award of such Performance Unit and as set forth in the Agreement.

                             (B)    With respect to the Performance Shares,
restrictions (other than restrictions imposed by applicable law) may lapse immediately on all or a portion of the Performance Shares as determined by the applicable Authority at the time of the Award of such Performance Shares and as set forth in the Agreement.

                             (C)    The Agreements evidencing Performance Shares
and Performance Units may provide, as determined by the applicable Authority, for the treatment of those Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable performance objectives.

                      9.5    Non-transferability.  No Performance Awards shall
                             -------------------
be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

                      9.6    Modification or Substitution.  Subject to the terms
                             ----------------------------
of the Plan, the Committee may modify outstanding Performance Awards or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them, provided that as so modified such Performance Awards are consistent with the terms of the Plan. Notwithstanding the foregoing, no modification of a Performance Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

               10. Effect of a Termination of Employment or Service. The
                   ------------------------------------------------
Agreement evidencing the grant of each Option and each Award may set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment or service of the Optionee or Grantee with the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), as the applicable Authority may, in its discretion, determine at the time the Option or Award is granted or thereafter. In the absence of such provisions in an Agreement and unless specifically set forth in an Agreement to the contrary, (a) in the event that an Optionee's or Grantee's employment or service with the Company is terminated for Cause, the Incentives granted to the Optionee or Grantee hereunder shall immediately terminate in full, in the case of Options, no rights thereunder may be exercised, and in all other cases, no payment will be made with respect thereto, (b) in the event that an Optionee's employment or service with the Company is terminated due to the death or Disability of such Optionee, all Options and Stock Appreciation Rights owned by such Optionee shall be exercisable in full, for a period ending on the earlier of the expiration date of such Incentive or twelve (12) months after such termination (at the end of which period, all such Options and Stock Appreciation Rights shall lapse), by such decedent's executors or personal administrators or by such disabled Optionee, (c) in the event that a Grantee's employment or service with the Company is terminated due to the death or Disability of such Grantee, all Incentives owned by such Grantee that are covered by Sections 8 and 9 hereof shall expire on the earlier of the expiration date of such Incentives or twelve
(12) months after such termination (at the end of which period, all such Incentives shall lapse),unless exercised in advance thereof by such decedent's executors or personal administrators or by such disabled Grantee, provided, however, that to the extent that the passage of time is a condition to the realization of any such Incentive, the Grantee shall be deemed to have satisfied such passage of time condition, and (d) in the event that an Optionee's or Grantee's employment or service with the Company is terminated by the Company without Cause or by the Optionee or Grantee for any reason other than such Optionee's or Grantee's death or Disability, all Incentives owned by such Optionee or Grantee shall be exercisable, but only to the extent exercisable on the date of termination of employment, by such Optionee or Grantee for a period of up to the

                                    D(1)15
sooner of (a) ninety (90) days after the termination of employment and (b) the expiration date of such Incentives (at the end of which period, all such Incentives shall lapse).

               11.    Adjustment Upon Changes in Capitalization.
                      -----------------------------------------

                      11.1 In the event of a Change in Capitalization, the Compensation Committee shall conclusively determine the appropriate adjustments, if any, to (I) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (II) the maximum number or class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan and (III) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor if applicable.

                      11.2 Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

                      11.3 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different Shares or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

               12.    Effect of Certain Transactions.
                      ------------------------------

               Subject to Sections 6.7, 7.7, 8.4(B) and 9.4 hereof, or as otherwise provided in an Agreement, in the event of (I) the liquidation or dissolution of the Company or (II) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

               13.    Pooling Transactions.
                      --------------------

               Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Compensation Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (I) deferring the vesting, exercise, payment or settlement with respect to any Option or Award, (II) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing and
(III) providing for the extension of the term of any Option or Award to the

                                    D(1)16
extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

               14.    Company's Rights with Respect to Shares.
                      ---------------------------------------

                      14.1 Except as set forth herein, Shares acquired pursuant to the Plan may not be transferred without the Company's consent. Before any Shares acquired under the Plan may be sold, the Shares shall first be offered to the Company in accordance with the following terms and conditions:

                             (A)    The Grantee or Optionee shall deliver a
notice to the Company stating his bona fide intention to sell or transfer the Shares, the number of Shares to be sold or transferred, the price at which the Grantee or Optionee proposes to sell or transfer the Shares and the name of the proposed purchaser or transferee, all accompanied by proof reasonably satisfactory to the Company that the Grantee or Optionee has actually received a bona fide offer to purchase the Shares on the terms stated in his notice.

                             (B)    Within 30 days after receipt of the notice,
the Company or its assignee may elect to purchase any or all Shares to which the notice refers, at the price at which the Grantee or Optionee has received a bona fide offer to purchase the Shares.

                             (C)    If all of the Shares to which the notice
refers are not elected to be purchased as provided in subsection (ii) hereof, the Grantee or Optionee may sell the remaining Shares to any person named in the notice at the price specified in the notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of the notice to the Company, and provided further that (x) the sale is in accordance with all the terms and conditions of this provision and (y) the Grantee or Optionee furnishes the Company with reasonable proof of the date and terms of the sale.

                             (D) The sale must be in accordance with Section
18.5 hereof.

The provisions of this Section 14.1 and Section 14.2 hereof shall terminate on
(i) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended, with respect to an underwritten public offering of Shares or (ii) the closing date of a sale of assets or merger of the Company pursuant to which shareholders of the Company receive securities of a buyer whose securities are publicly traded. The provisions of clauses (i) through (iii) of this Section 14.1 shall not apply to a transfer of any Shares by the Grantee or Optionee, either during his or her lifetime or on death by will or intestacy, to his ancestors, descendants or spouse, or any custodian or trustee for the account of such ancestors, descendants or spouse, provided, however, in such case, such transferee shall receive and hold the Shares subject to the provisions of the Plan and there shall be no further transfer of the Shares except in accordance with this provision.

                      14.2 Upon the exercise of an Option or payment of an Award or at any time thereafter, the Company shall have the right to (i) repurchase any or all Shares held by the Grantee or Optionee that were acquired pursuant to the Plan at a purchase price determined by the Compensation Committee to represent the fair market value of the repurchased Shares at the time of such repurchase, (ii) convert any or all of those Shares to non-voting shares or (iii) allow the Optionee to retain those Shares, subject to the other terms and conditions of the Plan. To exercise its rights under either clause (i) or (ii), the Company must give to the Grantee or Optionee notice to that effect. The notice shall state the date, which shall not be more than 60 days after the date of the notice, and the procedure for the repurchase or conversion. The Grantee or Optionee must comply with the terms and procedure stated in the notice.

               15.    Termination and Amendment of the Plan.
                      -------------------------------------

                                    D(1)17

                      The Plan shall terminate on the day preceding the tenth anniversary of the date of its initial adoption by the Board and no Option or Award may be granted thereafter under the Plan. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
                  --------  -------

                      15.1 No such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

                      15.2 To the extent necessary under applicable law or stock exchange rules applicable to the Shares, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

               16.    Non-Exclusivity of the Plan.
                      ---------------------------

                      The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

               17.    Limitation of Liability.
                      -----------------------

                      As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                             (I) give any person any right to be granted an Option or Award other than at the sole discretion of the applicable Authority;

                             (II) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                             (III) limit in any way the right of the Company to terminate the employment of any person at any time; or

                             (IV)   be evidence of any agreement or
        understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

               18.    Regulations and Other Approvals; Governing Law.
                      ----------------------------------------------

                      18.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

                                    D(1)18

                      18.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Compensation Committee.

                      18.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

                      18.4 Each Option and Award is subject to the requirement that, if at any time the Compensation Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                      18.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

                      18.6 Certificates representing Share purchased or received under the Plan shall have endorsed upon them the following legend, or such other legend as the Company may reasonably require to comply with applicable law:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FIRST REFUSAL AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

               19.    Miscellaneous.
                      -------------

                                    D(1)19

                      19.1   Multiple Agreements.  The terms of each Option or
                             -------------------
Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The applicable Authority may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

                      19.2   Withholding of Taxes.
                             --------------------

                             (A) The Company may make such provisions and take
such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or the exercise thereof, any Stock Appreciation Right or the exercise thereof, or the grant of any other Award, including, but not limited to, the withholding of cash or Shares which would be paid or delivered pursuant to such exercise or Award or another exercise or Award under this Plan until the Grantee reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold. The Compensation Committee may permit a Grantee (or any beneficiary or other person authorized to act) to elect to pay a portion or all of any amounts required or permitted to be withheld to satisfy federal, state, local or foreign tax obligations by directing the Company to withhold a number of whole Shares which would otherwise be distributed and which have a Fair Market Value sufficient to cover the amount of such required or permitted withholding taxes.

                             (B)    If an Optionee makes a disposition, within
the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                             (C)    The Committee shall have the authority, at
the time of grant of an Option or Award under the Plan or at any time thereafter, to award tax bonuses to designated Optionees or Grantees, to be paid upon their exercise of Options or payment in respect of Awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

                                    D(1)20

               20. Commencement Date. The Plan is effective as of February 17, 1998, the date of its initial adoption by the Board; provided, however, that it is intended that options granted prior to such date by the Company will become subject to the Plan. The Plan was approved by the stockholders of the Company in accordance with Delaware law.

                                    D(1)21